Exhibit 10.1

The Long-Term Disability Benefit Equalization Plan covers the same employees as under the Long-Term Disability Plan for Salaried Employees, but whose benefit cannot be paid from the Long-Term Disability Plan for Salaried Employees because of the compensation limitation under the Internal Revenue Code. Effective January 1, 1999, any benefits awarded to the employee in the event of disability under the Supplemental Management Employees’ Retirement Plan of Altria Group, Inc. (then known as Philip Morris Companies Inc.) are also payable under this Plan.

LONG-TERM DISABILITY BENEFIT EQUALIZATION PLAN

Effective January 1, 1989

(As amended and in effect as of January 1, 2008)

(Adopted on

July 2, 2009)

Exhibit 10.1

Page No.
ARTICLE I
DEFINITIONS	2
ARTICLE II
DISABILITY BENEFIT EQUALIZATION ALLOWANCES	3
ARTICLE III
FUNDS FROM WHICH ALLOWANCES ARE PAYABLE	5
ARTICLE IV
THE ADMINISTRATOR	6
ARTICLE V
AMENDMENT AND DISCONTINUANCE OF THE PLAN	7
ARTICLE VI
CHANGE IN CONTROL PROVISIONS	8

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Exhibit 10.1

LONG-TERM DISABILITY BENEFIT EQUALIZATION PLAN

The Long-Term Disability Benefit Equalization Plan as hereinafter set forth shall, except as otherwise provided herein, govern the rights of an Employee or Disabled Employee who has suffered a disability on or after January 1, 2008 which causes him to be eligible for benefits under the Long-Term Disability Plan, but whose benefits on account of such disability cannot be paid in full from the Long-Term Disability Plan as a result of the statutory limitations (as defined in the Benefit Equalization Plan).

The Long-Term Disability Plan for Salaried Employees provides that the portion of the Pension Offset attributable to the Benefit Equalization Plan shall first be used to reduce any benefits payable under the Plan and shall be used to reduce the amount of any Disability Allowance payable under the Long-Term Disability Plan for Salaried Employees only to the extent that the amount of such Pension Offset attributable to the Benefit Equalization Plan is in excess of the amount necessary to reduce the benefit payable under the Long-Term Disability Benefit Equalization Plan to zero.

The Long-Term Disability Benefit Equalization Plan is exempt from the requirements of Section 409A of the Code as only disability benefits are payable under the plan and there are no lifetime benefits payable under the plan. Pursuant to Treasury Regulations 31.3121(v)(2)-1(b)(4)(iv)(C), the present value of lifetime benefits is determined without any discount for the probability that the employee may die before benefit payments commence and without regard to any benefits payable solely in the event of disability.

Exhibit 10.1

ARTICLE I

DEFINITIONS

The following terms as used herein shall have the meanings set forth below. All capitalized terms not defined below shall have the same meaning as in the Long-Term Disability Plan.

(a) “Administrator” shall mean the Vice President, Compensation and Benefits of the Company designated pursuant to the terms of the Plan with responsibilities in connection with the administration of the Plan. The Administrator has delegated certain ministerial administrative duties to the Third-Party Recordkeeper and may delegate all or any part of his administrative duties. The term Administrator as used herein shall mean the Administrator or his delegate and any reference in the Plan to the administrative duties of the Administrator shall include the carrying out of such duties by one or more delegates appointed by the Administrator.

(b) “Compensation Limitation” shall mean the limitation of Section 505(b)(7) of the Code (or any successor provision) on the annual compensation of an Employee which may be taken into account under the Long-Term Disability Plan.

(c) “Disability Benefit Equalization Allowance” or “Allowance” shall mean the amount payable under the Plan to a former Employee in equal monthly payments during a twelve (12) month period.

(d) “Long-Term Disability Plan” shall mean the Long-Term Disability Plan for Salaried Employees, effective February 1, 1974, as amended from time to time.

(e) “Plan” shall mean the Long-Term Disability Benefit Equalization Plan described herein and in any amendments hereto.

(f) “Retirement Plan” shall mean the Retirement Plan for Salaried Employees, effective September 1, 1978, and as amended from time to time.

(g) “Supplemental Plan” shall mean the Supplemental Management Employees’ Retirement Plan, effective as of January 1, 1987, and as amended from time to time.

The masculine pronoun shall include the feminine pronoun unless the context clearly requires otherwise.

Exhibit 10.1

ARTICLE II

DISABILITY BENEFIT EQUALIZATION ALLOWANCES

A.	Disability Benefit Equalization Allowances payable under this Plan shall be as follows:

(1)     The Disability Benefit Equalization Allowance payable to a Disabled Employee who is eligible for a Disability Allowance under the Long-Term Disability Plan shall equal the sum of a minus b:

(a)	the amount of the Disability Allowance payable to the Disabled Employee under the applicable provision of the Long-Term Disability Plan, computed without regard to the Compensation Limitation; minus

(b)	the amount of the Disability Allowance actually payable to the Disabled Employee under the Long-Term Disability Plan.

(2)     In computing such Disability Benefit Equalization Allowance:

(a)	In the case of a Disabled Employee who received target payments pursuant to the target payment program, it shall be assumed that such Disabled Employee continued to participate in the Benefit Equalization Plan during the calendar years for which he received a target payment;

(b)	The Accredited Service used to compute such Disability Benefit Equalization Allowance shall include the additional periods of Accredited Service which have been credited to the Employee pursuant to the provisions of Article II, A1(a) of the Supplemental Plan and in the designation of the Employee as a participant under the Supplemental Plan;

(c)	In computing the amount of the Disability Allowance payable to the Disabled Employee under the Long-Term Disability Plan, the amount of any award under the Supplemental Plan shall be included in the calculation of the Retirement Allowance such Disabled Employee would have received under the Retirement Plan; and

(d)	In computing the Disabled Employee’s Pension Offset to the Disability Benefit Equalization Allowance, only that portion of an Employee’s Retirement Allowance (as defined in the Long-Term Disability Plan) paid (or deemed paid in the case of a Disabled Employee who received target payments with respect to service on and after January 1, 2005 and before January 1, 2008) from the Benefit Equalization Plan shall be used to reduce any benefits paid under this Plan.

Exhibit 10.1

B.	Commencement and termination of Disability Benefit Equalization Allowances:

A Disability Benefit Equalization Allowance payable to a Disabled Employee shall commence and terminate simultaneously with, and be paid in accordance with, the terms of the Long-Term Disability Plan unless otherwise specified in the Supplemental Plan.

An application for a Disability Allowance under the Long-Term Disability Plan shall be deemed an application for payment of a Disability Benefit Equalization Allowance under this Plan.

Exhibit 10.1

ARTICLE III

FUNDS FROM WHICH ALLOWANCES ARE PAYABLE

The Company’s obligations under this Plan shall not be funded. Payments of Allowances shall be made out of the general funds of the former Employee’s Participating Company.

Exhibit 10.1

ARTICLE IV

THE ADMINISTRATOR

The general administration of the Plan shall be vested in the Administrator.

All powers, rights, duties and responsibilities assigned to the Administrator under the Long-Term Disability Plan applicable to this Plan shall be the powers, rights, duties and responsibilities of the Administrator under the terms of this Plan.

Exhibit 10.1

ARTICLE V

AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Board of Directors of Altria Group, Inc. may, by resolution, from time to time, and at any time, amend the Plan; provided, however, that authority to amend the Plan is delegated to the following committees or individuals where approval of the Plan amendment or amendments by the shareholders of Altria Group, Inc. is not required: (1) to the Committee, if the amendment (or amendments) will not increase the annual cost of the Plan by $10,000,000, (2) to the Administrator, if the amendment (or amendments) will not increase the annual cost of the Plan by $500,000.

Any amendment to the Plan may effect a substantial change in the Plan, and may include (but shall not be limited to) any change deemed by Altria Client Services Inc. to be necessary or desirable to obtain tax benefits under any existing or future laws or rules or regulations thereunder; provided, however, that no such amendment shall deprive any Disabled Employee of the Disability Benefit Equalization Allowance accrued to the time of such amendment.

The Plan may be discontinued at any time by the Board of Directors of Altria Group, Inc.; provided, however, that such discontinuance shall not deprive any Disabled Employee of his Disability Benefit Equalization Allowance accrued to the time of such discontinuance.

Exhibit 10.1

ARTICLE VI

CHANGE IN CONTROL PROVISIONS

A.	In the event of a Change in Control, each Disabled Employee (including, for purposes of this Article VI, an Employee who incurs a disability prior to the Change in Control during the periods specified in Article II, A(1)(a) of the Long-Term Disability Plan, irrespective of his eligibility at the time of the Change in Control for disability benefits under the Long-Term Disability Plan; provided, however, such Disabled Employee subsequently becomes eligible for a Disability Allowance pursuant to Article II, A(1)(a) of the Long-Term Disability Plan), shall, upon the Change in Control, be entitled to a lump sum in cash, payable within 30 days of the Change in Control, equal to the actuarial equivalent of his Disability Benefit Equalization Allowance, determined using actuarial assumptions no less favorable than those used under the Retirement Plan immediately prior to the Change in Control.

B.	Definition of Change in Control

“Change in Control” shall mean the happening of any of the following events:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, and amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Altria Group, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Altria Group, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from Philip Morris Companies Inc., (ii) any acquisition by Altria Group, Inc., (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Altria Group, Inc. or any corporation controlled by Altria Group, Inc. or (iv) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph (3) of this Section B; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Altria Group, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

Exhibit 10.1

(3) Approval by the shareholders of Altria Group, Inc. of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Altria Group, Inc. through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the shareholders of Altria Group, Inc. of (i) a complete liquidation or dissolution of Altria Group, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Altria Group, Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Altria Group, Inc. or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such

Exhibit 10.1

sale or other disposition of assets of Altria Group, Inc. or were elected, appointed or nominated by the Board.

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